Exhibit 11 - Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)


Computation of Basic Earnings Per Common                                      Three Months Ended                  Nine Months Ended
  Share for Statements of Operations:                                            September 30,                    September 30,
----------------------------------------                                ----------------------------      -------------------------
                                                                            1998             1997              1998          1997
                                                                            ----             ----              ----          ----
Income applicable to common shareholders                               $     36,581       $    37,210     $   116,675    $   105,172
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------

Weighted average common shares outstanding                               87,133,594        85,124,188      89,157,432     82,398,577
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------

Basic earnings per common share                                        $        .42       $       .44     $      1.31    $      1.28
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------


Computation of Diluted Earnings Per Common
  Share for Statements of Operations:
------------------------------------------

Net income                                                             $     36,581       $    37,210     $  116,675     $   105,172
Add:  Interest expense on 7 1/4% convertible
   subordinated debentures, net of tax                                          -                 -               -              132
                                                                       ------------       -----------     -----------    -----------
      Income applicable to common shareholders
         including effect of dilutive securities                       $     36,581       $    37,210     $   116,675    $   105,304
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------

Weighted average number of common shares outstanding
   adjusted for effect of dilutive securities:
      Weighted average common shares outstanding used in
         basic earnings per common share calculation                     87,133,594        85,124,188      89,157,432     82,398,577
      Net dilutive effect of:
         Stock option plans                                                 329,634           461,848         359,546        469,607
         Restricted stock plans                                             510,015           852,244         503,458        838,903
         Assumed conversion of 7 1/4% convertible
            subordinated debentures                                             -                 -               -          466,581
                                                                        -----------       -----------     -----------    -----------

                                                                         87,973,243        86,438,280      90,020,436     84,173,668
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------

Diluted earnings per common share                                      $        .42       $       .43     $      1.30    $      1.25
                                                                       ------------       -----------     -----------    -----------
                                                                       ------------       -----------     -----------    -----------